As filed with the Securities and Exchange Commission on October 22,
1999

Registration No. 333 - _______
------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE AMERICAN EDUCATION CORPORATION
----------------------------------
(Exact name of registrant as specified in its charter)

Colorado
--------
(State or other jurisdiction of incorporation or organization)

84-0838184
----------
(I.R.S. Employer Identification No.)

7506 North Broadway Extension, Suite 505, Oklahoma City, Oklahoma
73116
-----------------------------------------------------------------
(Address of principal executive offices)

The American Education Corporation Stock Option Plan for Employees The American Education Corporation Directors' Stock Option Plan
---------------------------------------------------------------
(Full title of plans)

Jeffrey E. Butler
The American Education Corporation
7506 North Broadway Extension, Suite 505
Oklahoma City, Oklahoma 73116
(405) 840-6031

Copy to:
Armand Paliotta, Esq.
Hartzog Conger & Cason
201 Robert S. Kerr, Suite 1600
Oklahoma City, Oklahoma 73102
(405) 235-7000

(Name, address, and telephone number of agent for service)

Calculation of Registration Fee
----------------------------------------------------------


Title of                       Proposed       Proposed
securities                      maximum        maximum      Amount of
to be        Amount to be   offering price    aggregate    registration
registered  registered (1)     per share    offering price     fee
----------  --------------  --------------  --------------  -----------

Common Stock, par value $0.025 per share

Issuable         1,030,500      $ 0.73  (2)    $752,265(2)        $209
pursuant to
options previously
granted under the
Stock Option Plan
for Employees

Issuable            19,500      $ 1.8125(3)    $ 35,344(3)        $ 10
pursuant to
options to be
granted under the
Stock Option Plan
for Employees

Issuable            30,000      $ 0.73  (4)    $ 21,900(4)        $  7
pursuant to
options previously
granted under the
Directors' Stock
Option Plan

Issuable            70,000      $ 1.8125(3)    $126,875(3)        $ 36
pursuant to
options to be
granted under the
Directors' Stock
Option Plan


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among four subtotals.
(2) Pursuant to Rule 457(h), these prices are calculated based on a weighted average exercise price of $ 0.73 per share covering 1,030,500 shares subject to stock options previously granted under the Stock Option Plan for Employees.
(3) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the bid and asked prices per share of the Registrant's Common Stock as reported on the over-the-counter bulletin board as of October 19, 1999.
(4) Pursuant to Rule 457(h), these prices are calculated based on a weighted average exercise price of $ 0.73 per share covering 30,000 shares subject to stock options previously granted under the Directors' Stock Option Plan.

------------------------------------

EXPLANATORY NOTE

This Registration Statement has been filed by The American Education Corporation (the "Company") in order to register an aggregate of 1,150,000 shares of Common Stock, as follows: (i) 1,030,500 shares of Common Stock issuable pursuant to options previously granted under The American Education Corporation Stock Option Plan for Employees (the "Stock Option Plan"); (ii) 19,500 shares of Common Stock issuable pursuant to options to be granted under the Stock Option Plan; (iii) 30,000 shares of Common Stock issuable pursuant to options previously granted under The American Education Corporation Directors' Stock Option Plan (the "Directors' Plan"); and (iv) 70,000 shares of Common Stock issuable pursuant to options to be granted under the Directors' Plan.

------------------------------------------------------

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS IS OMITTED AS PERMITTED BY S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

(a) the Company's Annual Report on Form 10-KSB (SEC File No. 000-11078) for the fiscal year ended December 31, 1998;

(b) the Company's Quarterly Reports on Form 10-QSB, filed pursuant to
Section 13 or 15(d) of the Exchange Act, for the quarters ended March 31, 1999 and June 30, 1999;

(c) the Company's amended Current Report on Form 8-K/A dated February 11, 1999, filed pursuant to Section 13 or 15(d) of the Exchange Act; and

(d) the description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12(b) or (g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


Item 4.  Description of Securities

No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

The legality of the securities offered will be passed upon for the Company by the law firm of Hartzog Conger & Cason, 1600 Bank of Oklahoma Plaza, 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102. The firm owns 23,495 shares of Common Stock of the Company.


Item 6.  Indemnification of Directors and Officers

Sections 7-108-402, 7-109-102, 7-109-103, 7-109-104, 7-109-105,
7-109-106, 7-109-107, 7-109-108, 7-109-109 and 7-109-110 of the
Colorado Business Corporation Act provide for indemnification of directors, officers, employees, fiduciaries and agents of Colorado corporations such as the Company, subject to certain limitations, and authorize such corporations to purchase and maintain insurance on behalf of such persons against any liability incurred in any such capacity or arising out of their status as such.

The Articles of Incorporation of the Company provide for the indemnification of former and current directors and officers of the Company against all expenses actually and necessarily incurred with respect to any action, suit or proceeding, except in relation to matters to which any such director or officer or former director or officer shall be adjudged in such action, suit, or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

The Articles of Incorporation further permit the Company to provide indeminification under any bylaw agreement, vote of shareholders or otherwise.

Item 7.  Exemption from Registration Claimed

Not Applicable.


Item 8.  Exhibits

4.1 Amended and Restated Articles of Incorporation of the Company (Exhibit 3.1 of the Current Report on Form 8-K (File No. 000-11078), filed June 25, 1998) are hereby incorporated by reference.

4.2  Restated Bylaws of the Company are filed herewith.

4.3  Form of Stock Certificate filed herewith.

4.4 Stock Option Plan for Employees (Exhibit "C" to the Company's Proxy Statement (File No. 000-11078) filed on April 24, 1998) is hereby incorporated by reference. The First Amendment to the Stock Option Plan for Employees is filed herewith.

4.5 Directors' Stock Option Plan (Exhibit "B" to the Company's Proxy Statement (File No. 999-11078) filed on April 24, 1998) is hereby incorporated by reference. The First Amendment to the Directors'
Stock Option Plan is filed herewith.

5   Opinion of Hartzog Conger & Cason filed herewith.

23.1	Consent of Steakley, Gilbert & Bozalis, P.C. filed herewith.

23.2	Consent of Hartzog Conger & Cason (contained in its opinion
filed as Exhibit 5 hereto).

24.1	Powers of Attorney (included on signature page).


Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

           (i)  include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of October, 1999.

THE AMERICAN EDUCATION CORPORATION


By: /s/ Jeffrey E. Butler
    Jeffrey E. Butler,
    Chief Executive Officer


By: /s/ Neil R. Johnson
    Neil R. Johnson
    Chief Financial Officer


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey E. Butler, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS
AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE
FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON October 22, 1999.

SIGNATURE						TITLE


By: /s/ Jeffrey E. Butler        Chief Executive Officer and
                                 Director


By: /s/ Monty C. McCurry         Director



By: /s/ Newton W. Fink           Director



By: /s/ Stephen E. Prust         Director



By: /s/ Geoffrey Glossop         Director





EXHIBIT INDEX
-------------


Exhibit No.       Exhibit Description

    4.1           Amended and Restated Articles of Incorporation
                  of the Company.
    4.2           Restated Bylaws of the Company.
    4.3           Form of Stock Certificate.
    4.4           Stock Option Plan for Employees of the Company
                  and First Amendment thereto.
    4.5           Directors' Stock Option Plan of the Company and
                  First Amendment thereto.
    5             Opinion of Hartzog Conger & Cason.
   23.1           Consent of Steakley, Gilbert & Bozalis, P.C.
   23.2           Consent of Hartzog Conger & Cason (contained in
                  its opinion filed as Exhibit 5 hereto).
   24.1           Powers of Attorney (set forth on page II-4).



EXHIBIT 4.2
-----------





BY-LAWS OF THE AMERICAN EDUCATION CORPORATION
---------------------------------------------

ARTICLE I

Offices


1.1 Principal Office: The principal offices of the corporation shall initially be at Denver, Colorado, but the Board of Directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

1.2 Registered Office and Agent: The corporation shall have and continuously maintain in the State of Colorado a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the Articles of Incorporation. The corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Colorado.


ARTICLE II

Meetings of Shareholders


2.1 Time and Place: Any meeting of the shareholders may be held at such time and place, within or outside the State of Colorado, as may be fixed by the Board of Directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

2.2 Annual Meeting: The annual meeting of the shareholders shall be held at the principal offices of the corporation at 3:00 clock P.M. on the first Tuesday in February of each year, beginning in the year 1982, or at such other place or date as the Board of Directors may determine.

2.3 Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or the holders of not less than one tenth of all of the shares entitled to vote at the meeting.


2.4 Record Date: For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. The record date may not be fixed more than fifty and, in the case of a meeting of the shareholders, not less than ten days before the date of the proposed action, except when it is proposed that the authorized shares be increased, in which case the record date shall be set not less than thirty days before the date of such action.

2.5 Voting List: At least ten days before each meeting of shareholders, the Secretary of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. This list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the corporation and during the whole time of the meeting.

2.6 Notices: Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting unless it is proposed that the authorized shares be increased in which case at least thirty days notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at his address as it appears on the stock transfer books of the corporation.


2.7 Quorum: Except as otherwise provided by law, one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.8 Voting: Except as otherwise provided by law, all matters shall be decided by a vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on such matters submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

2.9 Waiver: Whenever law or these by-laws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

2.10 Action by Shareholders Without a Meeting: Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.


ARTICLE III

Directors

3.1 Authority of Board of Directors: The business and affairs of the corporation shall be managed by a Board of Directors which shall exercise all the powers of the corporation, except as otherwise provided by Colorado law or the Articles of Incorporation of the corporation.

3.2 Number: The number of directors of this corporation shall, in no case, be less than three. Subject to such limitation, the number of directors shall be fixed by resolution of the Board of Directors, and may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

3.3 Qualification: Directors shall be natural persons at the age of eighteen years or older, but need not be residents of the State of Colorado or shareholders of the corporation.

3.4 Election: The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

3.5 Term: Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.6 Removal and Resignation: Any director may be removed at a meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the President or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.


3.7 Vacancies: Any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the Board of Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.8 Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the Board of Directors need be given. The Board of Directors, or any committee designated by the Board of Directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the Board of Directors, or any committee designated by the Board of Directors, may be called by the President or any two members of the Board of Directors or of such committee.

3.9 Notices: Notice of a special meeting stating the date, hour and place of such meeting shall be given to each member of the Board of Directors, or committee of the Board of Directors, by the Secretary, the President or the members of the Board or such committee calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at least two days before the meeting in person, or by telephone, prepaid telegram, telex, cablegram or radiogram, and such notice shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, telex, cablegram or radiogram is either personally delivered to the director or delivered to the last address of the director furnished to the corporation by him for this purpose.

3.10 Quorum: Except as provided in Section 3.7 of these by-laws, a majority of the number of directors fixed in accordance with these by-laws shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law.


3.11 Waiver: A written waiver of notice signed by a director entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.12 Attendance by Telephone: Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.13 Action by Directors Without a Meeting: Any action required to or which may be taken at a meeting of the Board of Directors, executive committee, or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.


ARTICLE IV

Committees

4.1 Executive and Other Committees Authorized: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the Board of Directors. The Board of Directors may provide by resolution such powers, limitations and procedures for such committees as the Board deems advisable. However, no such executive or other committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending these by-laws.



ARTICLE V

Officers

5.1 Number and Election: The officers of the corporation shall be a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors. In addition, the Board of Directors may elect one or more Vice Presidents and the Board of Directors or the President may appoint one or more Assistant Secretaries or Assistant Treasurers, and such other subordinate officers as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers of the corporation shall be natural person of the age of eighteen years or older.

5.2 President: The President shall be the Chief Executive Officer of the corporation and shall preside at all meetings of shareholders and of the Board of Directors. Subject to the direction and control of the Board of Directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional functions and duties as are appropriate and customary for the office of the President and as the Board of Directors may prescribe from time to time.

5.3 Vice President: The Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be the officer(s) next in seniority after the President. Each Vice President shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the Board of Directors or President. Upon the death, absence or disability of the President, the Vice President, or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the President.


5.4 Secretary: The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of Secretary as the Board of Directors or the President may prescribe from time to time.

5.5 Assistant Secretary: The Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the President, shall, in the death, absence or disability of the Secretary or in case such duties are specifically delegated to him by the Board of Directors, President or Secretary, perform the duties and exercise the powers of the Secretary and shall, under the supervision of the Secretary, perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors or the President.

5.6 Treasurer: The Treasurer shall have control of the funds and the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all monies paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors. He shall perform such other duties and have such other powers as are appropriate and customary for the office of Treasurer as the Board of Directors or President may prescribe from time to time.

5.7 Assistant Treasurer: The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the President, shall, in the death, absence or disability of the Treasurer or in case such duties are specifically delegated to him by the Board of Directors, President or Treasurer, perform such other duties and have such other powers as the Board of Directors or the President may prescribe from time to time.

5.8 Removal and Resignation: Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer appointed by the President may be removed at any time by the Board of Directors or the President. Any officer may resign at any time by giving written notice of his resignation to the President or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any other office of the corporation may be filled by the President for the unexpired portion of the term.

5.9 Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officers.


ARTICLE VI

Stock

6.1 Certificates: Certificates representing shares of the capital stock of the corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the corporation.
 Each certificate representing shares shall state upon its face (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number of shares which the certificate represents, (d) the par value, if any, of each share represented by the certificate, and (e) any restrictions placed upon the transfer of the shares represented by the certificate.


6.2 Facsimile Signatures: Where a certificate is signed (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before the certificate is issued by the corporation, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.3 Transfers of Stock: Transfers of shares shall be made on the books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of those shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest.


ARTICLE VII

Miscellaneous

7.1 Corporate Seal: The Board of Directors may adopt a seal which shall be circular in form and shall bear the name of the corporation and the words "SEAL" and "COLORADO" which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

7.2 Fiscal Year: The Board of Directors may, by resolution, adopt a fiscal year for this corporation.

7.3 Amendment of By-laws: These by-laws may at any time and from time to time be amended, supplemented or repealed by the Board of Directors.



EXHIBIT 4.3
-----------



     COMMON STOCK                                  COMMON STOCK
                               (LOGO)
       NUMBER        INCORPORATED UNDER THE LAWS      SHARES
                     OF THE STATE OF COLORADO
                     AUTHORIZED SHARES $.025 PAR
                     VALUE

THIS CERTIFICATE IS                               CUSIP 02553P 10 1
TRANSFERABLE IN
KANSAS CITY, MO OR                                 SEE REVERSE FOR
NEW YORK, NY                                     CERTAIN DEFINITIONS

THIS CERTIFIES THAT


Is The Owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF $.025 PAR VALUE COMMON
STOCK OF
                   THE AMERICAN EDUCATION CORPORATION

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:                             (Seal)
                       The American Education Corporation
                                 Corporate
Daniel L. Porter,                   Seal           Jeffrey E. Butler
  Assistant Secretary             Colorado           CEO

COUNTERSIGNED AND REGISTERED
        UMB BANK, N.A.
                            TRANSFER AGENT
                             AND REGISTRAR

BY                          AUTHORIZED SIGNATURE


                       THE AMERICAN EDUCATION CORPORATION

                 TRANSFER FEE:  $15.00 PER NEW CERTIFICATE ISSUED

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  -as tenants in common       UNIF GIFT MIN ACT-...Custodian...
  TEN ENT  -as tenants by the entireties         (Cust)
  JT TEN   -as joint tenants with     under Uniform Gifts to Minors
            right of survivorship     Act..............................
            and not as tenants in               (State)
            common

  Additional abbreviations may also be used though not in the list.
--------------------------------------------------------------------

For Value Received,_____________________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

--------------------------------------

--------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)

--------------------------------------------------------------------
--------------------------------------------------------------------
--------------------------------------------------------------Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint -------------------------- ------------------------------attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
     -----------------------
               -----------------------------------------------------
               -----------------------------------------------------
               NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

-------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guaranteed
Medallion Program), pursuant to S.E.C. Rule 17Ad-15.


EXHIBIT 4.4
-----------

FIRST AMENDMENT TO 1998 STOCK OPTION PLAN FOR EMPLOYEES
-------------------------------------------------------

The following amendments to the 1998 Stock Option Plan For Employees were approved by (i) the Board of Directors of The American Education Corporation on December 17, 1998, and May 21, 1999 and (ii) the shareholders (but only with respect to the amendment to increase the number of authorized shares) on July 23, 1999:

    1. Section 4.1 was amended by substituting "1,050,000" for "750,000".

    2. Section 11.2(ii) was amended by substituting "90 days" for "30 days".


EXHIBIT 4.5
-----------

FIRST AMENDMENT TO 1998 DIRECTORS' STOCK OPTION PLAN
----------------------------------------------------

The following amendment to the 1998 Directors' Stock Option Plan was approved by the Board of Directors of The American Education
Corporation on December 17, 1998:

     1. Section VI(d) was amended by changing "thirty days" to "ninety days".


EXHIBIT 5
---------

October 22, 1999



The American Education Corporation
7506 North Broadway Extension
Suite 505
Oklahoma City, Oklahoma  73116
Gentlemen:

The American Education Corporation, a Colorado corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") with respect to 1,150,000 shares of its common stock, $0.025 par value per share (the "Common Stock"), to be issued from time to time pursuant to the Company's Stock Option Plan for Employees and the Directors' Stock Option Plan (collectively, the "Benefit Plans" and individually, a "Benefit Plan").

You have requested our opinion in connection with the Company's filing of the Registration Statement. We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the Company's Amended and Restated Articles of Incorporation, the Benefit Plans and the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

We have investigated such questions of law for the purpose of rendering the opinion in this letter as we have deemed necessary.
We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Colorado.

On the basis of and in reliance on the foregoing, we are of the opinion that the shares of the Common Stock to be issued pursuant to the Benefit Plans, when and if issued in accordance with the terms of each Benefit Plan, respectively, will be legally issued, fully paid and non-assessable; provided, that the consideration for each share is not less than the par value thereof.

The opinion in this letter is rendered only to the Company in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose, or relied upon by any other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in whole or in part.

Very truly yours,

HARTZOG CONGER & CASON

/s/ Hartzog Conger & Cason



EXHIBIT 23.1
------------

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The American Education Corporation Stock Option Plan for Employees and The American Education Corporation Directors' Stock Option Plans of our report dated March 12, 1999, with respect to the consolidated financial statement of The American Education Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Steakley, Gilbert & Bozalis, P.C.

October 22, 1999
Oklahoma City, Oklahoma